UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 14, 2010

CLARK HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32735	43-2089172
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

121 New York Avenue, Trenton, New Jersey	08638
(Address of Principal Executive Offices)	(Zip Code)

(609) 396-1100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2010, the board of directors (the “Board”) of Clark Holdings Inc. (the “Company”) appointed Larry Hughes as the Company’s interim president and chief operating officer.  Mr. Hughes replaced Gregory E. Burns as the Company’s president.  Mr. Burns will continue as the Company’s chief executive officer and as a member of the Board.  Mr. Hughes will have direct responsibility for all aspects of expense management at the Company’s operating subsidiary, The Clark Group, Inc.

Mr. Hughes, 65 years old, has been the chief executive officer and managing partner of Everest Group International LLC (“EGI”), an advisory and interim management firm, since 1988.  Mr. Hughes is the sole member of EGI.  Through EGI, Mr. Hughes has operated as chief executive officer, president, chief operating officer, board member, advisor, and investor for various companies in both transformational and transitional situations across a wide array of industries.  Additionally, Mr. Hughes has served as interim president or board member for companies such as American Buildings, Del Mar, Home Fashions Canada, WRS Infrastructure & Environment, Alexander Doll and Monarch Windows, and for various portfolio companies of private equity groups.  He holds a Bachelor of Science degree in Industrial Engineering from Georgia Institute of Technology and a Masters degree in Systems Management from Florida Institute of Technology.

The Company engaged Mr. Hughes’ services pursuant to an agreement for advisory services, dated as of September 14, 2010, between the Company and EGI.  Under the agreement, the Company engaged EGI to provide certain services, which include making Mr. Hughes available to the Company as its interim president and chief operating officer.  As compensation, (1) EGI will receive (A) a monthly fee of $27,000 and (B) a success fee equal to 10% of the excess of the Company’s adjusted EBITDA for January 2011 over its adjusted EBITDA for September 2010, subject to certain adjustments for one-time expenses, and (2) Mr. Hughes will receive an option to purchase 20,000 shares of the Company’s common stock at a price of $1.25 per share, which will vest on December 14, 2010, provided that EGI is still engaged by the Company on such date.  The Company will pay EGI a $27,000 retainer, which will be applied to EGI’s final bill and any excess immediately returned to the Company at that time.  In addition, the Company will pay EGI’s direct administrative support costs, not to exceed $1,000 per month, and 50% of EGI’s legal fees in connection with the agreement, not to exceed $2,000, and will reimburse EGI for out-of-pocket expenses reasonably incurred in the performance of its services.  Mr. Hughes will not be eligible to participate in the Company’s benefit plans.

EGI’s engagement runs from September 14, 2010 to January 31, 2011, but may be terminated by either party upon five days’ written notice.

A copy of the press release announcing Mr. Hughes’ appointment is attached hereto as Exhibit 99.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 15, 2010, the Company held a special meeting of stockholders. At the special meeting, the Company’s stockholders considered a proposal to amend the Company’s amended and restated certificate of incorporation to decrease the number of shares of common stock that it is authorized to issue from 400,000,000 to 40,000,000 shares.

The stockholders approved the proposal at the special meeting.  The following is a tabulation of the number of shares voted for the proposal, the number of shares voted against the proposal, the number of shares abstaining with respect to the proposal and the number of shares subject to broker non-votes with respect to the proposal:

For	Against	Abstaining	Broker Non-Votes
8,704,123	141,667	3,107	0

A copy of the press release announcing the voting results is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statement and Exhibits.
(d)	Exhibits:
Exhibit	Description
99.1	Press Release Announcing Appointment of Interim President and Chief Operating Officer.
99.2	Press Release Announcing Voting Results of Special Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2010	CLARK HOLDINGS INC.

	By:	/s/ Gregory E. Burns
Gregory E. Burns
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release Announcing Appointment of Interim President and Chief Operating Officer.

99.2	Press Release Announcing Voting Results of Special Meeting.

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